Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
  PEDEVCO CORP.
  Danville, California

We hereby consent to the inclusion in this Registration Statement of PEDEVCO CORP. on Form S-1 dated October 9, 2012 of our report dated April 16, 2012 relating to the financial statements for the years ended December 31, 2011 and 2010 included in the Annual Report on Form 10-K of PEDEVCO CORP. (formally Blast Energy Services, Inc.) dated April 16, 2012. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

October 9, 2012